EXHIBIT 4.1

FORM OF 13.25% SERIES A PRIME REVENUE SHARING NOTE DUE DECEMBER 15, 2026

No.: ____ CUSIP: 759419 AC8 ISIN: US759419AC85 $_____	Dated: December ___, 2023

FOR VALUE RECEIVED, the undersigned, Rekor Systems, Inc., a Delaware corporation (the “Maker”), PROMISES TO PAY to the order of _______________ (together with its successors and assigns, the “Payee”) the principal sum of ___________ dollars ($_______), together with interest at the rate specified below. This 13.25% Series A Prime Revenue Sharing Note due December 15, 2026 (the “Note”) is being issued pursuant to the Maker’s Prospectus Supplement filed with the U.S. Securities and Exchange Commission on December 12, 2023, and the terms of the Subscription Agreement of even date herewith by and between the Maker and the Payee.

1. Principal and Term. The Outstanding Principal Balance (as defined herein) shall be due and payable in full on December 15, 2026 (the “Maturity Date”), or such sooner date either upon the redemption of the Note by the Maker or at the demand of the Payee as set forth in Section 2(c) hereof. The term “Outstanding Principal Balance” means, as of any date of determination, the principal amount of this Note that remains unpaid.

2. Interest.

(a) Calculation; Payment of Interest. Simple interest shall accrue on the Outstanding Principal Balance at the fixed interest rate of 13.25% per annum from the date that the purchase funds have cleared. Interest shall be made to the Payee on a monthly basis by no later than the 15th day of the month following the month of accrual. Interest shall compound annually and shall be computed on the basis of a year consisting of 360 days, with payments each month consisting of the same amount regardless of the actual number of days in such month. Partial month calculations shall be done as nearly to pro rata as possible of that portion of the month remaining. Such calculations shall be made in the Maker’s sole discretion. Upon credit of the interest to Payee’s account, such interest shall be deemed paid in full.

(b) Payment of Outstanding Principal Balance. Payments of the Outstanding Principal Balance will be credited by the Maker to the Payee’s account on or prior to the repayment of the Note on the Maturity Date or such sooner date either upon the redemption of the Note by the Maker or at the demand of the Payee as set forth in Section 2(c) hereof. Upon credit of the Outstanding Principal Balance to the Payee’s account, the Outstanding Principal Balance shall be deemed paid in full.

(c) Redemption by Maker; Repayment at Payee’s Demand.

(i) Redemption by the Maker. The Note shall be redeemable in whole at any time or in part from time to time by the Maker upon five (5) days’ notice to the Payee at a redemption price equal to 106% of the Outstanding Principal Balance from and including December 16, 2024 through and including December 15, 2025, 103% of the Outstanding Principal Balance from and including December 16, 2025 through and including December 15, 2026, and 100% of the Outstanding Principal Balance thereafter, plus any accrued but unpaid interest up to but not including the date of redemption; provided, however, that the Note may not be redeemed prior to December 15, 2024 (the “Redemption Date”). Interest shall cease accruing on the Note on the Redemption Date. The Outstanding Principal Balance together with interest through the Redemption Date shall be credited to the Payee’s account within five (5) Business Days following the Redemption Date, upon which all amounts due under this Note shall be deemed paid in full. “Business Day” shall mean any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in New York, New York are authorized or required by law or other governmental action to close.

(ii) Repayment at Payee’s Demand upon a Change of Control. The Payee shall have the right to cause the Maker to repay the Note at any time upon five (5) days’ notice to the Maker at the repayment amount in cash equal to 100% of the Outstanding Principal Balance, plus any accrued but unpaid interest up to but not including the date of repurchase upon a Change of Control (the “Repayment Date”), as such term is defined below. Interest shall cease accruing on the Note on the Repayment Date. The Outstanding Principal Balance together with interest through the Repayment Date shall be credited to the Payee’s account within five (5) business days following the Repayment Date, upon which all amounts due under this Note shall be deemed paid in full. For purposes of the Change of Control offer provisions of this Note, “Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of the Maker’s assets and the assets of its subsidiaries, taken as a whole, to any person, other than the Maker or one of its subsidiaries; (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of more than 50% of the Maker’s outstanding voting stock or other voting stock into which the Maker’s voting stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; (3) the Maker consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, the Maker, in any such event pursuant to a transaction in which any of the Maker’s outstanding voting stock or the voting stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Maker’s voting stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the voting stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction; or (4) the adoption of a plan relating to the Maker’s liquidation or dissolution. Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control under clause (2) above if (i) the Maker becomes a direct or indirect wholly-owned subsidiary of a holding company and (ii)(a) the direct or indirect holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of the Maker’s voting stock immediately prior to that transaction, or (b) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the voting stock of such holding company. The term “person,” as used in this definition, has the meaning given thereto in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

3. Security Interest. As security for the full and timely payment of the indebtedness of the Maker to the Payee in accordance with the terms hereof, the Maker has granted a security interest to the Payee as set forth in Section 11.2 (Pledge of the Revenue Account) of the First Supplemental Indenture.

4. Events of Default. If any one of the following events shall occur and be continuing (each, an “Event of Default”): (i) the Maker shall fail to pay as and when due in accordance with the terms hereof accrued but unpaid interest on this Note, and such failure shall continue for thirty (30) calendar days; (ii) the Maker shall fail to pay as and when due in accordance with the terms hereof any Outstanding Principal Balance (and premium, if any), and such failure shall continue for five (5) calendar days; (ii) the amount on deposit in the revenue account is less than the amount required to satisfy the interest reserve requirement (or, if applicable, the sinking fund requirement) on the first Business Day of two consecutive calendar months; and (iii) the Maker shall file a petition for relief or commence a proceeding under any bankruptcy, insolvency, reorganization or similar law (or its governing board shall authorize any such filing or the commencement of any such proceeding), have any liquidator, administrator, trustee or custodian appointed with respect to it or any substantial portion of its business or assets, make a general assignment for the benefit of creditors or generally admit its inability to pay its debts as they come due; then in any such event the Payee may, by notice to the Maker, declare the entire Outstanding Principal Balance together with all interest accrued and unpaid thereon to be immediately due and payable, whereupon this Note and all such accrued interest shall become and be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Maker. Notwithstanding the foregoing, if any event described in clause (ii) above shall occur, the entire Outstanding Principal Balance together with all interest accrued and unpaid thereon shall automatically become due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Maker.

5. Binding Effect; Assignment. This Note shall be binding upon the Maker and its successors and inure to the benefit of the Payee and its successors and assigns. The obligations of the Maker under this Note may not be delegated to or assumed by any other party, and any such purported delegation or assumption shall be null and void.

6. Miscellaneous.

(a) Both the Outstanding Principal Balance and interest are payable in lawful money of the United States of America. If any payment due hereunder falls on a Saturday, a Sunday or any other day on which commercial banks in New York, New York are authorized or required to close under applicable law, such payment shall be payable on the next succeeding business day, with interest accruing thereon until the date of payment thereof.

(b) If the Maker shall fail to pay any amount payable hereunder on the due date therefor, Maker shall pay all costs of collection, including, but not limited to, attorney’s fees and expenses, incurred by Payee on account of such collection.

(c) The Maker waives presentment, demand, protest and notice of any kind (including notice of presentment, demand, protest, dishonor and nonpayment). The Maker shall pay the Payee all sums which are payable pursuant to the terms of this Note without setoff, recoupment or deduction of any kind or for any reason whatsoever.

(d) No delay on the part of the Payee in exercising any option, power or right hereunder, shall constitute a waiver thereof, nor shall the Payee be estopped from enforcing the same or any other provision at any later time or in any other instance. No waiver of any of the terms or provisions of this Note shall be effective unless in writing, duly signed by the party to be charged. This Note shall not be modified except by a writing signed by both the Maker and the Payee.

(e) This Note shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflict of laws.

(f) Transfer of Series A Notes. Subject to applicable securities laws, this Series A Note may be offered, sold, assigned or transferred by the Holder without the consent of the Company. If this Series A Note is to be transferred, the Holder shall surrender this Series A Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Series A Note (in accordance with this Section 6(f)), registered as the Holder may request, representing the outstanding principal of this Series A Note being transferred by the Holder and, if less than the entire outstanding principal of this Series A Note is being transferred, a new Series A Note (in accordance with this Section 6(f)) to the Holder representing the outstanding principal of this Series A Note not being transferred. The Holder and any assignee, by acceptance of this Series A Note, acknowledge and agree that following redemption of any portion of this Series A Note, the outstanding principal represented by this Series A Note may be less than the principal stated on the face of this Series A Note. Whenever the Company is required to issue a new Series A Note pursuant to the terms of this Series A Note, such new Series A Note (i) shall be of like tenor with this Series A Note, (ii) shall represent, as indicated on the face of such new Series A Note, the principal remaining outstanding thereunder (or in the case of a new Series A Note being issued pursuant to this Section 6(f), the principal designated by the Holder which, when added to the principal represented by the other new Series A Notes issued in connection with such issuance, does not exceed the principal remaining outstanding under this Series A Note immediately prior to such issuance of new Series A Notes), (iii) shall have an issuance date, as indicated on the face of such new Series A Note, which is the same as the issuance date of this Series A Note, (iv) shall have the same rights and conditions as this Series A Note, and (v) shall represent accrued and unpaid interest on the principal from such issuance date.

(g) Indenture. The Series A Notes were issued under a Base Indenture, First Supplemental Indenture and Second Supplemental Indenture, each dated as of December 15, 2023 (the “Indenture”), each by and between the Company and Argent Institutional Trust Company, as trustee. The terms of the Series A Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code sections 77aaa-77bbbb) (the “TIA”), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect ion the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Series A Notes are subject to all such terms. Each Holder, by accepting a Series A Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

[Signature Page Follows]

IN WITNESS WHEREOF, the Maker has caused this Note to be duly executed as of the date first written above.

COMPANY:

REKOR SYSTEMS, INC.,
a Delaware corporation

By:
Name:
Title:

[Signature Page to 13.25% Series A Prime Revenue Sharing Note due December 15, 2026]

ASSIGNMENT FORM

To assign this Series A Note, fill in the form below:

I or we assign and transfer this Security to

(Insert assignee’s soc. sec. or tax ID no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                                                                                       agent to transfer this Series A Note on the books of the Company.  The agent may substitute another to act for him.

Date:	Your Signature:
(Sign exactly as your name appears on this Series A Note)

 TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This Series A Note is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

Dated: _________________

Argent Institutional Trust Company, as Trustee

By:
Authorized Signatory

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM - as tenants in common TEN ENT - as tenants by JT TEN - as joint tenants with right of survivorship and not as tenants in common	UNIF GIFT MIN ACT - . . .Custodian (Cust) (Minor) Under Uniform Gifts to the entireties Minor Act

(State)

Additional abbreviations may also be used though not in the above list.
FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
(Please insert Assignee’s legal name)
(Please insert Social Security or other identifying number of Assignee)
(Please print or typewrite name and address including postal zip code of Assignee)

the within Series A Note of REKOR SYSTEMS, INC. and does hereby irrevocably constitute and appoint attorney to transfer the said Series A Note on the books of the Company, with full power of substitution in the premises.

Dated:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

[NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.]